Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP. ANNOUNCES

FINAL ORDER APPROVING AMENDED DIP LOAN
AND TERMINATION OF MI DEVELOPMENTS’

STALKING HORSE BID

Aurora, ON, April 22, 2009 — Magna Entertainment Corp. (“MEC” or the “Company”) announced that on April 20, 2009, the Company and MI Developments Inc. (“MID”) agreed to terminate MID’s stalking horse bid to purchase certain of MEC’s assets that was entered into prior to the filing of MEC’s voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code.

MEC also announced that the terms of the debtor-in-possession (“DIP”) financing facility being provided to MEC by a wholly-owned subsidiary of MID (the “MID Lender”) have been approved by the United States Bankruptcy Court overseeing its Chapter 11 case. The facility provides for, among other things:

(i)                                                        a maturity date to November 6, 2009; and;

(ii)                                                   availability of US$38.4 million; this represents a reduction attributable to the agreement not to pay current interest on the pre-petition indebtedness owed by MEC and its subsidiaries to the MID Lender which will accrue during the Chapter 11 process rather than being paid currently in cash;

The final terms of the DIP financing facility were heard by the United States Bankruptcy Court on April 20, 2009 and a final order authorizing the DIP financing facility on these terms was granted by the court today.

The motions to consider the bid procedures relating to the sales of MEC’s assets and to consider the appointment of an examiner are currently scheduled to be heard by the United States Bankruptcy Court on May 4, 2009.

Mr. Greg Rayburn, MEC’s new interim Chief Executive Officer, stated: “Monday was an important day in MEC’s Chapter 11 case. Working with key stakeholders, including the Creditors’ Committee, the Company was able to finalize the terms of the DIP financing facility which will allow the continued operations of our racetracks and other businesses. Over the next two weeks, MEC will continue the ongoing process of reviewing alternatives available to it in connection with its restructuring and sales process with a view to maximizing value for its stakeholders.”

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “forward-looking information” as defined in the Securities Act (Ontario) (collectively referred to as “forward-looking statements”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario). Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether, or the times at or by which, such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the Company’s ability to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with the Company’s ability to develop and consummate a plan of reorganization; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things: the ability of the Company to obtain court approval with respect to its motions in the Chapter 11 proceedings; the ability of the Company and its subsidiaries to prosecute, develop and consummate a plan of reorganization with respect to the Chapter 11 proceedings; that the Company will be able to manage the risks associated with third party motions in the Chapter 11 proceedings and they will not interfere with the Company’s ability to develop and consummate a plan of reorganization; and the Company will be able to adequately manage any potential adverse effects of the Chapter 11 proceedings on MEC’s liquidity or results of operations.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com